UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule14a-12

Presidio Property Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	No fee on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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April 10, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (“Annual Meeting”) of Presidio Property Trust, Inc., a Maryland corporation (“Company”), to be held at 8:30 A.M., Pacific Time, Thursday, May 23, 2019 at the Company’s headquarters, 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. The Notice of 2019 Annual Meeting of Stockholders and Proxy Statement describes the business we will conduct at the Annual Meeting and provides information about how to access the proxy materials that you should consider when you vote your shares.

At the Annual Meeting, eight individuals are slated to be elected to our Board of Directors.  In addition, we will ask stockholders to consider and vote upon the ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, to consider and vote upon a non-binding, advisory proposal to approve the compensation of our named executive officers and the frequency of such vote.  These foregoing items of business are more fully described in the accompanying Proxy Statement.  The Board of Directors recommends the approval of these proposals, and for “every three years” with respect to the frequency of the “say-on-pay” vote.  Such other business will also be transacted as may properly come before the annual meeting or any postponement or adjournment thereof.  We urge you to carefully review the Proxy Statement.

Whether you own a few or many shares, we hope you will be able to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, it is important that you cast your vote in person or by proxy.  None of our stockholders owns more than 10% of our outstanding shares, so every vote is important to us.  Therefore, when you have finished reading the Proxy Statement, you are urged to vote in accordance with the Board of Directors’ recommendations.

YOUR VOTE MATTERS.  In order to make it easy to vote your shares, in addition to your proxy card, you may authorize your vote by phone or Internet.  We urge you to authorize your vote via phone or Internet at www.proxypush.com/PresidioPT, or mark, sign, date, and return your enclosed proxy card in the postage paid envelope, so your shares will be represented at the meeting.

Thank you for your continued support of the Company.  We look forward to seeing you at our Annual Meeting.

Jack K. Heilbron
President and Chief Executive Officer
Chairman of the Board

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (“Annual Meeting”) of Presidio Property Trust, Inc., a Maryland corporation (“Company”), will be held as follows:

TIME:	8:30 A.M., Pacific Time

DATE:	May 23, 2019

PLACE:	4995 Murphy Canyon Road, Suite 300, San Diego, California 92123

ITEMS OF BUSINESS:

Proposal 1:	To elect eight members to serve on our Board of Directors until the 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify;

Proposal 2:	To consider and vote upon the ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

Proposal 3:	To consider and vote upon a non-binding, advisory proposal to approve the compensation of our named executive officers;

Proposal 4:	To consider and vote upon, on a non-binding, advisory basis, whether the stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years; and

Proposal 5:	To consider and vote upon the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference.

WHO MAY VOTE:

Our Board of Directors has fixed the close of business on March 25, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish proxy materials to our stockholders over the Internet.  In addition, we are sending full set proxy materials to some of our stockholders and to any stockholder who has elected to receive proxy materials by mail.  We believe that this combination of the e-proxy process and the full set mailing will ensure our stockholders’ receipt of proxy materials, lower the cost of the proxy and mailing, reduce the environmental impact of our Annual Meeting, and help ensure that we establish a quorum.  Accordingly, we will send a Notice of Availability of Proxy Materials or a full set of proxy materials on or about April 10, 2019, and provide access to our proxy materials over the Internet, beginning on April 10, 2019 for the beneficial owners of our common stock as of the close of business on the record date.  If you receive a Notice of Availability of Proxy Materials, you will not receive a printed copy of the proxy materials in the mail.  Instead, the Notice of Availability of Proxy Materials instructs you on how to access and review this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018, how to authorize your proxy online or by telephone, and how to receive a printed copy of our proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please authorize your proxy as soon as possible via the Internet or telephone, or, if you received a paper copy of the proxy materials by mail, please mark, sign, date, and return your proxy card, so that your shares will be represented at the Annual Meeting.  If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the Annual Meeting.

BY ORDER OF THE
BOARD OF DIRECTORS,

Ann T. Nguyen
General Counsel and Secretary

San Diego, California
April 10, 2019

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting to be held on May 23, 2019:

This Notice, Proxy Statement and 2018 Annual Report to Stockholders are available at www.proxydocs.com/PresidioPT

4995 Murphy Canyon Road, Suite 300 San Diego, California 92123
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held on May 23, 2019 at 8:30 A.M., Pacific Time

This Proxy Statement is furnished to the stockholders of Presidio Property Trust, Inc., a Maryland corporation (“Company,” “Presidio Property Trust,” “we,” “us,” or “our”), in connection with the solicitation by the Board of Directors of the Company (“Board” or “Board of Directors”) of your proxy to be voted at the 2019 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held on Thursday, May 23, 2019 at 8:30 A.M., Pacific Time, at our corporate headquarters, 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123 and at any postponements or adjournments thereof.  The mailing address of our principal executive office is 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123. As described in detail in this Proxy Statement, in addition to mailing copies of our proxy materials to some of our stockholders, we have chosen to deliver electronically this Proxy Statement, accompanying proxy materials, and our Annual Report on Form 10-K for the year ended December 31, 2018 (“Annual Report”) by posting them on our website, www.PresidioPT.com, and mailing the Notice of Availability of Proxy Materials or full set of proxy materials to stockholders on or about April 10, 2019.

Important Information Regarding Delivery of Proxy Materials

What is “Notice and Access”?

“Notice and access” generally refers to rules governing how companies must provide proxy materials. Under the notice and access model, a company may select one of the following two options for making proxy materials available to stockholders:

☐	the full set delivery option; or

☐	the notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

What is the Full Set Delivery Option?

Under the “Full Set Delivery” option, a company delivers all proxy materials to its stockholders. This delivery can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, the company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website.

What is the Notice Only Option?

Under the “Notice Only” option, a company must post all its proxy materials on a publicly accessible website and deliver a Notice of Availability of Proxy Materials. The notice includes, among other matters:

☐	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

☐	information regarding the website where the proxy materials are posted; and

☐	the means by which a stockholder can request paper or electronic copies of the proxy materials.

In connection with its Annual Meeting, Presidio Property Trust has elected to use the Full Set Delivery option and the Notice Only option. Accordingly, you should have received a Notice of Availability of Proxy Materials by mail, which included instructions on how to access and view the proxy materials and vote online or by telephone, or, if you have previously elected to receive proxy materials by mail, you should have received a full set paper copy of the Proxy Statement, accompanying proxy materials, and our Annual Report.

You may view your proxy materials, including our Annual Report and proxy card online, by going to www.proxydocs.com/PresidioPT.  If you received the Notice Only and would like one or more paper copies of the Proxy Statement, Annual Report or accompanying proxy materials, you may request such copies by calling 1-866-648-8133.  You will also have the opportunity to make a request to receive paper copies for all future meetings or only for the 2019 Annual Meeting. Paper copies will be sent within three business days via first class U.S. mail.

PURPOSE OF THE MEETING

At the Annual Meeting, the stockholders of the Company will be asked:
Proposal 1:	To elect eight (8) members to serve on our Board of Directors until the 2020 Annual Meeting of Stockholders or until their respective successors are duly elected and qualify;

Proposal 2:	To consider and vote upon the ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

Proposal 3:	To consider and vote upon a non-binding, advisory proposal to approve the compensation of our named executive officers;

Proposal 4:	To consider and vote upon, on a non-binding, advisory basis, whether the stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years; and

Proposal 5:	To consider and vote upon the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

QUORUM

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on a matter will constitute a quorum at the Annual Meeting. Votes “for” and “against,” “abstentions,” and “broker non-votes” will be counted as present to determine whether a quorum has been established.  If a quorum is not present, the chairman of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting to a date not more than 120 days after the original record date without notice other than announcement at the meeting.  The persons named as proxies will vote in favor of any such adjournment.

VOTING RIGHTS

Only holders of record of outstanding shares of our common stock at the close of business on March 25, 2019 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting.  As of the record date, there were issued and outstanding 17,709,883 shares of the Company’s common stock.  Each share of common stock entitles the holder thereof to one vote for as many individuals as there are directors to be elected at the Annual Meeting and one vote on each other matter properly brought before the Annual Meeting.

VOTING PROCEDURES

An abstention from voting on any proposal and broker non-votes are considered present for the purpose of determining the presence of a quorum.  A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote because that holder does not have discretionary voting power and has not received voting instructions from the beneficial owner. Brokers no longer have the discretion to vote your shares without receiving voting instructions from you in an uncontested election of directors.  This is a very important change to the process that many investors may have relied on when considering whether to return voting instructions. As a result, if you do not complete the voting instructions, your votes will not be cast for the election of directors.

Telephone and Internet voting for all stockholders of record will be available 24-hours a day, up until the time that the Annual Meeting commences at 8:30 A.M., Pacific Time, on Thursday, May 23, 2019.  Attendance at the Annual Meeting will not revoke a previously submitted proxy unless you actually vote in person at the meeting.  For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

VOTE REQUIRED

Voting for the election of directors in Proposal 1 will be cumulative if, prior to commencement of the voting, a stockholder gives us notice of his or her intention to cumulate votes.  If any stockholder gives such a notice, then every stockholder will be entitled to such rights, in which case, you may cumulate your total votes and cast all of your votes for any one or a combination of director nominees.  In cumulative voting, your total votes equal the number of director nominees multiplied by the number of shares of common stock that you are entitled to vote.  In the event that a quorum is not present and the meeting is not convened, each of the Company’s current directors will remain in office and continue to serve until their successors are duly elected and qualify.  You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees.  If you elect to withhold authority for any individual nominee or nominees, you may do so by making an “X” in the box marked “FOR ALL EXCEPT,” and by writing the name(s) of such nominee or nominees on the applicable proxy card.  In the event of cumulative voting, the eight nominees for the Board who receive the most votes will be elected.  If no stockholder provides notice of an intention to cumulate votes in the election of directors, directors will be elected by a plurality of all the votes cast at a meeting in which directors are being elected.  In the event of cumulative voting, abstentions and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  In the event that votes are not cumulated in the election of directors, abstentions and broker non-votes, if any, will have no effect on the result of the vote.

Approval of Proposal 2, Proposal 3, and Proposal 4 require a majority of the votes cast.  Abstentions and broker non-votes, if any, will have no effect on the result of the vote on Proposal 2, Proposal 3, and Proposal 4, although they will be considered present for the purpose of determining the presence of a quorum.  Furthermore, with respect to Proposal 4, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by stockholders.

SOLICITATION OF PROXIES

If you cannot attend the Annual Meeting, the accompanying proxy card should be used to instruct the persons named as proxies to vote your shares in accordance with your directions. The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained therein. In the absence of instructions, shares represented by properly executed proxies will be voted FOR the election of the eight individuals designated hereinafter as nominees for the Board, FOR the ratification of the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, FOR the non-binding advisory proposal to approve the compensation of our named executive officers, and every three years as the frequency of future advisory votes on the compensation of our named executive officers.  As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, proxies received by the Board of Directors will be voted in the discretion of the named proxy holders.

Attendance at the Annual Meeting will not revoke a previously submitted proxy unless you actually vote in person at the meeting.  For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by:

(a)	delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123; or

(b)	attending the Annual Meeting and voting in person; or

(c)	authorizing a proxy to vote via the Internet or by telephone with new voting instructions.

The expense of soliciting proxies, including the cost of preparing and mailing the Notice of Availability of Proxy Materials for the Annual Meeting, the Annual Report, and the cost of Internet and telephone, posting, and voting will be paid by the Company.  In addition to solicitation by mail, our directors, officers and employees, and representatives from Donnelley Financial Solutions, P.O. Box 932721, Cleveland, OH 44193 and Mediant Communications, 3 Columbus Circle, Suite 2110, New York, NY 10019, may solicit proxies by telephone, Internet or otherwise.  Our directors, officers and employees will not be additionally compensated for the solicitation, but may be reimbursed for their out-of-pocket expenses.  The Company will pay Donnelley Financial Solutions and Mediant Communications a fee to maintain the Internet and telephone voting services and, if necessary, to perform the solicitation of proxies.  Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such materials.

CONFIDENTIALITY

The Company will keep all the proxies, ballots and voting tabulations private, except as necessary to meet applicable legal requirements.  We will permit the Inspector of Elections and our legal counsel to examine these documents.  The Company will, however, disclose the total votes received for and against each proposal in a Form 8-K filing following the Annual Meeting as required by law.

ELECTRONIC DELIVERY OF COMPANY STOCKHOLDER COMMUNICATIONS

Company stockholders will be able to view the Proxy Statement, accompanying proxy material, and Annual Report over the Internet in addition to receiving paper copies by mail upon request.  Please follow the instructions provided in your proxy materials, including on your proxy card, or the instructions provided when you authorize your vote over the Internet by going to the website www.proxypush.com/PresidioPT.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2019.  THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2018 ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYDOCS.COM/PRESIDIOPT.

ANNUAL REPORT AND FINANCIAL STATEMENTS OF THE COMPANY

The annual report of the Company, containing audited financial statements for the fiscal year ended December 31, 2018, is included with this Proxy Statement and is available at www.proxydocs.com/PresidioPT.

PROPOSALS ON WHICH YOU MAY VOTE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA THE INTERNET AT WWW.PROXYPUSH.COM/PRESIDIOPT OR VIA TELEPHONE AT 1-866-249-5360.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Bylaws and as fixed by our Board of Directors, the number of members of the Board is currently set at eight directors.

At the meeting, you will be asked to elect eight directors to the Board.  The following current directors have been nominated for re-election at the Annual Meeting:  William H. Allen, David T. Bruen, Shirley Y. Bullard, Larry G. Dubose, Kenneth W. Elsberry, Jack K. Heilbron, Sumner J. Rollings, and Thomas E. Schwartz.  For your review and consideration, a biography of each nominee for director is contained in this Proxy Statement under the section titled Director Biographies. The term of office of each individual elected to be a director of the Company will be until the next annual meeting of stockholders or until such individual’s successor is duly elected and qualified.  If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board.  In no event, however, can the proxies be voted for a greater number of individuals than the current size of the Board.

DIRECTOR NOMINEES

Set forth below are the names of the individuals nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. The table below provides the skills and qualifications of each director.  The director qualifications currently focus on what the Nominating and Corporate Governance Committee believes to be essential competencies to effectively serve on the Board in conjunction with the director qualification standards and selection criteria outlined by the Corporate Governance Guidelines.  In reviewing and considering potential nominees for the Board, the Nominating and Corporate Governance Committee reviewed the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience as a board member of a publicly held company, the candidate’s professional and academic experience relevant to the Company’s industry, the strength of the candidate’s leadership skills, the candidate’s experience in finance and accounting and/or executive compensation practices, and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, as well as the candidate’s geographic background, gender, age and ethnicity. The Nominating and Corporate Governance Committee and the Board have concluded that each of the nominees for election to the Board should serve as a member of the Board at the time of filing the Proxy.

	Jack K. Heilbron	Kenneth W. Elsberry	Larry G. Dubose	William H. Allen	David T. Bruen	Shirley Y. Bullard	Sumner J. Rollings	Thomas E. Schwartz
Financial and Accounting expertise	X	X	X	X	X		X	X
Multi-industry/Corporate Management experience	X	X	X	X	X	X
Real Estate experience	X	X	X	X	X		X	X
Human Resources and Compensation Practices experience	X	X	X			X	X
Director, officer or former officer of public company	X	X		X				X
Officer or former officer of emerging company	X	X	X			X	X	X
Community Involvement	X	X	X	X	X	X	X	X
Personal and Professional Integrity, Ethics and Values	X	X	X	X	X	X	X	X

DIRECTOR BIOGRAPHIES

Name and (Age)

William H. Allen (73)

Mr. Allen was elected as a director in 2009 and has served as our Chair of the Audit Committee since March 2010. For 28 years, Mr. Allen was employed with PricewaterhouseCoopers and was the tax partner in charge of the San Diego, California office until his retirement in 2000.  From 2002 to 2006, Mr. Allen served as Chairman of the Board of Directors for Arrowhead General Insurance, and was on the Board of Directors for The Copley Press, Inc. until January 2010.  He is a member of the American Society of Certified Public Accountants and the California Society of Certified Public Accountants.  Mr. Allen graduated from the University of Arizona with a Bachelor of Science degree in accounting.  Based on his prior experience as a director and his extensive financial background, the Nominating and Corporate Governance Committee determined that Mr. Allen is a qualified candidate for the Board of Directors.

David T. Bruen (74)

Mr. Bruen has served as a director since 2008.  Mr. Bruen retired in January 2008 from San Diego National Bank after six years as a senior commercial lending officer and over 11 years of additional experience in commercial lending for mid-size businesses in San Diego County for First Interstate Bank, Wells Fargo Bank, and Mellon 1st Business Bank.  He is a Life Member of the Holiday Bowl Committee and has been a member of the Presidents Association for Palomar College, Financial Executives International, the San Diego MIT Enterprise Forum, and the Association for Corporate Growth. Mr. Bruen is a graduate of San Diego State University and has an M.B.A. from the University of Southern California.  Based on his prior experience with banks and his achievements in the community, the Nominating and Corporate Governance Committee determined that Mr. Bruen is a qualified candidate for the Board of Directors.

Shirley Y. Bullard (67)

Ms. Bullard has served as a director since December 2011 and is the current Chair of the Compensation Committee.  She is the Chief Administrative Officer and Vice President of Human Resources with The Ken Blanchard Companies, an international leadership and management training company based in Escondido, California, which she joined in 1998.  Prior to joining The Ken Blanchard Companies, Ms. Bullard served as the Director of Personnel Support Services and Director of Personnel Commission for the Poway Unified School District, a Public K-12 school district in North County San Diego, California.  Previously, Ms. Bullard provided 18 years of service with the U.S. Navy as Director of Labor Relations and Deputy Officer for Equal Opportunity/Affirmative Action.  From 1995 to 2008, Ms. Bullard served on the Board of Directors for Mission Federal Credit Union, and she is currently on the Board of Directors for the School for Integrated Academics and Technologies, a position she has held since 2005.  Ms. Bullard holds a Juris Doctorate and a Bachelor of Science of Law degree from Thomas Jefferson School of Law.  Based on her extensive experience in human resources and personnel matters, the Nominating and Corporate Governance Committee determined that Ms. Bullard is a qualified candidate for the Board of Directors.

Larry G. Dubose (69)

Mr. Dubose has served as a director since June 2005 and was our Chair of the Audit Committee until March 2010. In connection with Presidio Property Trust, Inc. entering into a management agreement with Dubose Model Homes, USA, Mr. Dubose became an employee of Presidio Property Trust, Inc. on March 1, 2010 and has served as Chief Financial Officer, Treasurer, and a director of NetREIT Dubose since its inception. He has also served as Chief Executive Officer of NetREIT Advisors, LLC, one of our wholly-owned subsidiaries, since its inception. From 2008 to 2010, Mr. Dubose was President of Dubose Model Homes, USA, a residential real estate investment company headquartered in Houston, Texas that he founded in 1985, a position he also held until 2004.  Prior to forming that company, Mr. Dubose served as Vice President and Chief Financial Officer of a full service real estate brokerage company in Houston for six years. From June 1973 to February 1976, he served as a staff accountant with PricewaterhouseCoopers f/k/a Price Waterhouse.  Mr. Dubose graduated with a B.A. degree in Accounting from Lamar University in 1973.  Although not active at present, Mr. Dubose is a Certified Public Accountant in the state of Texas.  He also holds a real estate brokerage license.  Based on his experience in real estate and his extensive financial background, the Nominating and Corporate Governance Committee determined that Mr. Dubose is a qualified candidate for the Board of Directors.

Kenneth W. Elsberry (80)

Mr. Elsberry served as our Chief Financial Officer until April 1, 2016 and Treasurer since our inception until his retirement on December 31, 2017. Mr. Elsberry has served as a director since our inception until 2008 before he commenced serving as a director again in 2010. Mr. Elsberry previously served as Vice President and Chief Financial Officer of NetREIT Advisors and NTR Property Management, Inc., until December 31, 2017. He is a member of the California Society of Certified Public Accountants and American Institute of Certified Public Accountants. From December 2004 to October 2007, Mr. Elsberry served as Chief Financial Officer of Trusonic, Inc., a startup technology company based in San Diego, California. Mr. Elsberry also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), from March 10, 2001 until 2005 and was formerly the Chief Financial Officer and a director of Centurion Institutional Services. From 1994 until its dissolution in 1999, Mr. Elsberry served as Chief Financial Officer of Clover Income and Growth REIT. Mr. Elsberry received his Bachelor of Science degree in accounting from Colorado State University. Based on his extensive prior experience in accounting and financial services, the Nominating and Corporate Governance Committee determined that Mr. Elsberry is a qualified candidate for the Board of Directors.

Jack K. Heilbron (68)

Mr. Heilbron has served as a director and officer since our inception.  Mr. Heilbron also has served as Chairman of the Board of Directors and President and Chief Executive Officer of NetREIT Dubose Model Home REIT, Inc. since its inception, and has served as President of NetREIT Advisors and NTR Property Management, Inc. since their inceptions. Mr. Heilbron was a founding officer, director, and stockholder of the former CI Holding Group, Inc. and of its subsidiary corporations (Centurion Counsel, Inc., Bishop Crown Investment Research Inc., PIM Financial Securities Inc., Centurion Institutional Services Inc. and CHG Properties, Inc.) and currently serves as Chief Executive Officer and Chairman of Centurion Counsel, Inc., a licensed investment advisor.  He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act, from 2001 until 2005.  From 1994 until its dissolution in 1999, Mr. Heilbron served as the Chairman and/or director of Clover Income and Growth REIT. Mr. Heilbron graduated with a B.S. degree in Business Administration from California Polytechnic College, San Luis Obispo, California.  Based on his experience as a director and his experience with other REITs, the Nominating and Corporate Governance Committee determined that Mr. Heilbron is a qualified candidate for the Board of Directors.

Sumner J. Rollings (70)

Mr. Rollings has served as a director since April 2001 and is the current Chair of the Nominating and Corporate Governance Committee. He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act, from March 10, 2001 until 2005. From 2001 to 2014, Mr. Rollings owned and operated the Wagon Wheel Restaurant as the Chief Executive Officer of Rolling Wheel Restaurant, Inc. in Escondido, California.  From May 1999 to May 2001 Mr. Rollings served as sales executive for Joseph Webb Foods of Vista, California and previously from 1985 to 1999, as sales executive for Alliant Food Service Sales.  Based on his experience owning and operating a business, the Nominating and Corporate Governance Committee determined that Mr. Rollings is a qualified candidate for the Board of Directors.

Thomas E. Schwartz (78)

Mr. Schwartz has served as a director since April 2001.  He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act, from March 10, 2001 until 2005. Mr. Schwartz is a former member of the Financial Planning Association and the National Association of Insurance and Financial Advisors. Since March 1999, he has served as a director of Gold Terra, Inc., a closely-held Nevada corporation which participates in mining operations for gold, silver and other valuable mineral deposits. Mr. Schwartz became a Certified Financial Planner in 1990 and an Independent Certified Financial Planner in 2001 and is now retired.  Based on his prior experience as a director and his extensive financial qualifications, the Nominating and Corporate Governance Committee determined that Mr. Schwartz is a qualified candidate for the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that stockholders vote FOR each of the nominees set forth above.

CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Policy Governing Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board or one or more members of the Board, including our Lead Independent Director or the non-management directors as a group, by sending an email to our General Counsel and Secretary, Ann T. Nguyen, at anguyen@PresidioPT.com or in writing in care of the Secretary of Presidio Property Trust, Inc., at our principal executive office, 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123.  All appropriate correspondence will be promptly forwarded by the Secretary, to the director or directors for whom it is intended.

Board Committees

The Board has adopted a charter for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  The Board may, from time to time, establish certain other committees to facilitate the management of the Company.  The Company has also adopted Corporate Governance Guidelines.  The committee charters and the Corporate Governance Guidelines are posted on the Company’s website at www.PresidioPT.com and will be provided without charge upon request to the Secretary, Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123.  The information contained on the Company’s website is not incorporated by reference into and does not form a part of this Proxy Statement. The table below indicates the members and chair of each Board committee.

Director	Audit	Compensation	Nominating and Corporate Governance

William H. Allen	Chair
David T. Bruen	x
Shirley Y. Bullard		Chair	x
Sumner J. Rollings	x	x	Chair
Thomas E. Schwartz			x

Board Independence

The Board has determined that each of the Company’s current directors and nominees, except for Mr. Heilbron, Mr. Elsberry, and Mr. Dubose, has no material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of the listing standards of Nasdaq (“Nasdaq Rules”) and the Company’s director independence standards.  The Board established and employed the following categorical standards (which are at least as restrictive as the Nasdaq Rules) in determining whether a relationship is material and thus would disqualify such director from being independent:

☐	A director who, at any time during the past three years, was employed by the Company;

☐	A director or their family member was employed by the Company as an executive officer during the past three years;

☐

A director who accepted or who had a family member who accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the past three years preceding the determination of independence other than compensation for board or board committee service, as a non-executive officer employee, or as benefits under a tax qualified retirement plan;

☐

A director or their family member who is a current partner of the Company’s outside auditor or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

☐

A director who, or has a family member who, is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the Compensation Committee of such other entity; and

☐

A director or their family member who is a partner in or controlling shareholder or executive officer of any organization to which the Company made, or from which the Company received, payments for property or services in the current or past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.

Meetings and Attendance

The Board met five times during 2018 and the various committees of the Board met a total of 10 times.  For the 2018 fiscal year, all directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which the director served during the year.  Although the Company has no policy with regard to Board members’ attendance at the Company’s Annual Meeting, the Company expects all Board members to attend any meeting of stockholders at which stockholders are anticipated by the Company to be present in person. One director who was serving on the Board at such time attended the 2018 Annual Meeting.  To ensure free and open discussion among the Independent Directors of the Board, if necessary, the Independent Directors may meet prior to or after Board meetings, but in no event less than two times per year.

Diversity

Our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees.  Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity and will consider the candidate’s geographic background, gender, age and ethnicity. These and the additional factors described above under “Director Nominees”, and others are considered useful by our Nominating and Corporate Governance Committee and are reviewed in terms of assessing the needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure and Role in Risk Oversight

The Company believes the chosen leadership structure is the most appropriate for the Board of Directors’ size and business.  Since our inception, Jack K. Heilbron has served as both Chairman of the Board and Chief Executive Officer.  The Company has a Lead Independent Director, currently William H. Allen, who also serves as Chair of the Audit Committee.  As Lead Independent Director, Mr. Allen is able to monitor and address any compliance issues, improprieties, or ethical considerations, including anonymous submissions by Company employees.

The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director, is in the best interest of the Company because it provides the appropriate balance between strategic development and independent oversight of management.

Compensation Risk Assessment

We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. In establishing and reviewing our compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking.  In addition, the annual bonus program appropriately balances risk and the desire to focus on goals important to our success without putting undue emphasis on any particular performance measure or encouraging unnecessary or excessive risk taking.  Furthermore, a significant portion of the compensation provided to our named executive officers may be in the form of equity awards that are important to help further align executives’ interests with those of our stockholders.  These awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the value of our stock, and grants are subject to vesting or retention schedules to help ensure that executives have significant value tied to our long-term stock performance.

Code of Ethics and Conduct

The Board has adopted a Code of Ethics and Conduct (“Ethics Code”) for the Company that applies to all directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, and which was revised on October 18, 2017.  The Ethics Code is posted on the Company’s web site at www.PresidioPT.com under Investor / Corporate Governance. To the extent required by applicable SEC rules, we intend to post any future amendments to or waivers from the Ethics Code promptly following the date of such amendment or waiver on our website at www.PresidioPT.com under Investor / Corporate Governance.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors of the Company is comprised of Sumner J. Rollings (Chair), Shirley Y. Bullard, and Thomas E. Schwartz.  All the members of the Nominating and Corporate Governance Committee are “independent” within the meaning of the Nasdaq Rules and the Company’s director independence standards.  The Nominating and Corporate Governance Committee met once during 2018.  The Nominating and Corporate Governance Committee’s principal responsibilities include:

☐	Reviewing the purpose, structure and membership of the committees of the Board of Directors;

☐	Reviewing the succession planning for the Company’s executive management;

☐	Assisting the Board of Directors in developing and implementing our corporate governance guidelines;

☐	Considering questions of possible conflicts of interest of the Board of Directors, as such questions arise;

☐	Determining the size, needs and composition of the Board of Directors and its committees;

☐	Monitoring a process to assess the effectiveness of the Board of Directors; and

☐	Recommending nominations to the full Board of Directors.

Stockholder Recommendations of Director Candidates

The Nominating and Corporate Governance Committee’s policy is to consider candidates recommended by stockholders.  The stockholder must submit a resume of the candidate and an explanation of the reasons why such stockholder believes the candidate is qualified for service on the Board and how the candidate satisfies the Board criteria noted above.  The stockholder must also provide such other information about the candidate as would be required by the rules of the SEC to be included in a proxy statement.  In addition, the stockholder must include the consent of the candidate to serve as a director if elected and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination.  The stockholder must submit proof of ownership of the Company’s shares of stock.  See “Stockholder Proposals for 2020 Annual Meeting” in this Proxy Statement.  All communications are to be directed to the Chair of the Nominating and Corporate Governance Committee, c/o Secretary, Presidio Property Trust, Inc., 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123.  Properly submitted stockholder recommendations will be evaluated by the Nominating and Corporate Governance Committee using the same criteria used to evaluate other director candidates.

COMPENSATION COMMITTEE

The Compensation Committee is comprised of Shirley Y. Bullard (Chair) and Sumner J. Rollings.  All of the members of the Compensation Committee are “independent” within the meaning of the Nasdaq Rules and the Company’s director independence standards.  The Compensation Committee met three times during 2018.  The Compensation Committee’s principal responsibilities include:

☐

Reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation (alone or, if directed by the Board of Directors, in conjunction with a majority of the independent directors on the Board of Directors), setting our Chief Executive Officer’s compensation (our Chief Executive Officer may not be present during voting deliberations on his compensation);

☐	Reviewing and setting or recommending to the Board of Directors the compensation of our executive officers other than the Chief Executive Officer;

☐	Reviewing and providing oversight of our compensation philosophy and composition of our peer company community used for market comparisons;

☐	Reviewing and approving or recommending to the Board of Directors our incentive compensation and equity-based plans and arrangements;

☐	Performing a periodic evaluation of the Compensation Committee’s performance in fulfilling its duties and responsibilities under the Compensation Committee charter;

☐	Reviewing and recommending to the Board of Directors the compensation of our non-employee directors;

☐

To the extent that we are required to include a Compensation Discussion and Analysis (“CD&A”) in our Annual Report on Form 10-K or annual proxy statement, reviewing and discussing with management our CD&A and considering whether to recommend to our Board of Directors that our CD&A be included in the appropriate filing;

☐	Preparing the annual Compensation Committee Report;

☐	Reporting regularly to the Board of Directors regarding the activities of the Compensation Committee; and

☐	Annually reviewing and reassessing our Compensation Committee charter and submitting any recommended changes to the Board of Directors for its approval.

The Compensation Committee may also delegate any or all of its responsibilities to a subcommittee of the Compensation Committee and/or delegate the authority to grant equity awards to one or more officers of the Company in a manner that is in accordance with applicable law.

EXECUTIVE COMPENSATION

Overview of Compensation Program

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid is fair, reasonable, and competitive. The following narrative explains our compensation philosophy, objectives, policies, and practices with respect to our named executive officers, as determined in accordance with applicable SEC rules. The Compensation Committee does not utilize compensation consultants for executive or director compensation.

Compensation Objectives and Philosophy

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Together with the Chief Executive Officer, the Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions with superior ability, experience and leadership capability and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes that executive compensation packages provided to our employees, including our named executive officers, should include both cash and stock-based compensation that rewards performance measured against established goals.

The Compensation Committee believes that measures such as reduction and/or retirement of Series B Preferred Stock, modified funds from operations (“FFO”)1, and rental income play an important part in setting compensation; however, the Compensation Committee also recognizes that often outside forces beyond the control of management, such as economic conditions, capital market conditions, changing retail and real estate markets, and other factors, may contribute to less favorable near-term results. The Compensation Committee also strives to assess whether management is making appropriate strategic decisions that will allow us to succeed over the long term and build long-term stockholder value. These may include ensuring that we have the appropriate leasing and acquisition pipelines to ensure a future stream of recurring and increasing revenues, assessing our risks associated with real estate markets and tenant credit, managing our debt maturities, and determining whether our staffing and general and administrative expense is appropriate given our projected operating requirements.

Say on Pay

In reviewing our compensation objectives and practices for 2018, the Compensation Committee and the named executive officers were aware of the results of the July 2017 “say-on-pay” vote in which approximately 91% of the votes cast on such proposal voted to approve our executive compensation practices, and the “say-on-pay frequency” vote in June 2013 in which 79% of the votes cast voted in favor of a review of such compensation every three years, which we viewed as generally supportive of our compensation philosophy and practices.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes direct compensation decisions with respect to the cash and equity compensation of Mr. Heilbron, our Chairman, President and Chief Executive Officer, and establishes the general parameters within which it establishes the cash compensation for our other named executive officers and may also review equity awards to other officers and employees. Our Chief Executive Officer is not present for any deliberations or decisions on his own compensation.

The Chief Executive Officer reviews the performance of other named executive officers and officers annually and makes recommendations with respect to salary adjustments, target bonuses and equity awards for such officers. The Compensation Committee may choose to exercise its discretion in modifying any recommended adjustment, bonus and/or award.

Peer Group for Executive Compensation Purposes

The Compensation Committee reviewed a comprehensive schedule of executive compensation information included in proxy statements for publicly-traded REITs with a business focus similar to ours to assist it in considering executive compensation and in determining an appropriate peer group in connection therewith.

[1]

FFO is widely used as a key measure of financial performance by REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. For a reconciliation of FFO to net income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Financial Measure: Funds From Operations (“FFO”)” in our Annual Report on Form 10-K for the year ended December 31, 2018.

Based on such review, the Compensation Committee selected the following eight REITs as its peer group for 2018:

BRT Apartments Corp.	One Liberty Properties, Inc.
Cedar Realty Trust, Inc.	TIER REIT, Inc.
City Office REIT, Inc.	Urstadt Biddle Properties Inc.
Franklin Street Properties Corp.	Whitestone REIT

In determining the compensation of our named executive officers, the Compensation Committee considered the compensation of our named executive officers relative to the compensation of the named executive officers of our peer group members. The Compensation Committee reviewed compensation information from the foregoing peer group in connection with its determinations of the 2018 base salaries, target bonuses and equity awards for our named executive officers. However, the Compensation Committee did not attempt to set compensation levels or awards at a certain targeted level with respect to the comparable company data or otherwise rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the Compensation Committee members relied on their judgment and experience in setting those compensation levels and making those awards, after reviewing the Company’s performance and carefully evaluating a named executive officer’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with our Company, current compensation arrangements and long-term potential to enhance stockholder value. We expect that the Compensation Committee will continue to review comparable company data in connection with setting compensation we offer named executive officers to help ensure that our compensation programs are competitive and fair.

Total Compensation

Total annual compensation consists of base salary, cash incentives, and long-term equity incentive compensation in the form of restricted stock. In setting total annual compensation for our named executive officers, information on the performance of each named executive officer for the prior year and market data covering peer group salaries are utilized. This evaluation is comprised of a quantitative assessment as well as a qualitative assessment. The target levels for the total annual compensation of our named executive officers and management team are less than the average of the peer group, primarily due to our size and status as a non-traded REIT. We believe that this is an appropriate target that contemplates the quantitative and qualitative elements of each position and rewards performance. In addition, this approach allows us to attract and retain skilled and talented executives to guide and lead our business and supports a “pay for performance” culture.

Annual Cash Compensation

Base Salary

Each of our named executive officers receives a base salary to compensate him for services performed during the year. When determining the base salary for each of our named executive officers, the market levels of similar positions, discounted for size, at the peer group companies, the performance of the named executive officer, the experience of the named executive officer in his position, and the other components of compensation and total compensation are considered. The base salary of our Chief Executive Officer is established by the terms of his employment agreement. The named executive officers are eligible for annual increases in their base salaries.

Annual Non-Equity Compensation

A significant portion of each named executive officer’s compensation is in the form of an annual cash bonus. These annual bonuses are primarily based upon quantifiable company performance objectives. This practice is consistent with our compensation objective of supporting a performance-based environment. An annual determination is made as to the appropriate split between company-wide and executive specific goals based upon an assessment of the appropriate balance. Each year, the Compensation Committee sets for the Chief Executive Officer a threshold, target and maximum bonus that may be awarded to him if the threshold goals are achieved. No specific target bonus was established for Messrs. Dubose, Sragovicz or Katz for 2018, and their bonuses were determined at the discretion of the Chief Executive Officer and the Compensation Committee.

For 2018, the Compensation Committee established the following goals for Mr. Heilbron and set a target cash bonus of 50% - 75% of his base salary:

2018 Goal	Percentage of Base Salary	% of Company Goal
Reduce and/or retire Series B Preferred Stock	22.5% - 33.75%	45%
Achieve MFFO Budget	22.5% - 33.75%	45%
Maintain continuity of management team	2.5% - 3.75%	5%
Maintain or increase stock price	2.5% - 3.75%	5%
	50% - 75%	100%

The Compensation Committee awarded Mr. Heilbron a $50,000 cash bonus and a restricted stock bonus of 25,736 shares for 2018.

Long-Term Incentive Compensation

We grant long-term equity incentive awards to our named executive officers as part of our overall compensation package. These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our stockholders. When determining the amount of long-term equity incentive awards to be granted, the following factors are considered based upon current year performance and three-year historical performance: our business performance, such as growth in FFO and performance of real estate assets (including, but not limited to, occupancy, same property net operating income growth and leasing spreads); the responsibilities and performance of the executive, such as how they performed relative to their delineated goals; value created for our stockholders, such as total stockholder return (defined as distributions plus capital appreciation for a given year or period) compared to sector average and net asset value; strategic accomplishment, such as identifying strategic direction for us, and market factors, such as navigating the current economic climate and the strength of the balance sheet and debt maturities.

We compensate our named executive officers for long-term service to us through grants of restricted shares. In 2012 and prior years and grants since 2017, restricted shares vest equally over three years for all officers. For restricted stock awards granted in 2013 through 2016, a larger number of restricted shares with a ten year vesting period were granted to some named executive officers. The aggregate value of the long-term incentive compensation granted is based upon established goals including an assessment of FFO as compared to budgeted or targeted goals, FFO growth year over year as compared against the peer group, the identification of strategic initiatives, their execution and individual performance, anticipated long-term benefits to stockholders, and overall stockholder value based upon the above metrics and in relation to the peer group performance. Distributions are paid on vested and unvested shares held.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits, including payment of premiums for an additional life insurance policy, an auto allowance and the payment of country club dues for Mr. Heilbron, that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

We maintain a 401(k) retirement savings plan for all employees on the same basis, which provides matching contributions at the rate of 100% of the employee’s contributions up to 4% of their salary and non-equity incentive compensation. In 2018, employees could contribute up to $18,500 of their salary, subject to annual limits under the Internal Revenue Code.  Named executive officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case, on the same basis as other employees.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

The Company’s current named executive officers are as follows:

Name	Age	Position

Jack K. Heilbron	67	Chairman of the Board of Directors, President and Chief Executive Officer
Larry G. Dubose	68	Chief Executive Officer of NetREIT Advisors, LLC; Chief Executive Officer, Dubose Advisors, LLC; Chief Financial Officer of Dubose Model Home REIT, Inc.; and Director
Adam Sragovicz	49	Chief Financial Officer
Gary M. Katz	55	Senior Vice President, Asset Management

Each named executive officer of the Company may be removed from office at any time by a majority vote of the Board with or without cause.

The following section sets forth certain background information regarding those persons currently serving as executive officers of the Company, excluding Jack K. Heilbron and Larry G. Dubose, who are described under the section titled Director Biographies as set forth in “Proposal No. 1 – Election of Directors”:

Adam Sragovicz.  Mr. Sragovicz has served as the Company’s Chief Financial Officer since January 2018 and, prior to that, served as its Senior Vice President of Finance since joining in May 2017.  Prior to joining the Company, Mr. Sragovicz served as the Treasurer of Encore Capital Group from 2011 to 2017, where he was responsible for global capital raising, foreign exchange risk management and cash management.  Mr. Sragovicz has also held capital markets, finance, and treasury management positions with KPMG, Union Bank of California / MUFG and Bank of America Merrill Lynch.  Mr. Sragovicz graduated from Yale University with a Bachelor of Arts degree in Soviet and Eastern European Studies, with a concentration in Economics.

Gary M. Katz.  Mr. Katz joined the Company as Senior Vice President, Asset Management, in 2010. He is responsible for overseeing the Company’s investment and asset management functions, including acquisitions, leasing and management of the portfolio.  Prior to joining the Company, Mr. Katz served in senior acquisition, leasing, and development roles for Westcore Properties, where he was involved in transactions throughout the western U.S.  He has worked in the commercial real estate field for more than 30 years and has held positions with Legacy Partners, Lincoln Property Company, Kemper Real Estate Management Company, Bedford Properties, and Meyer Investment Properties.  Mr. Katz holds a Bachelor of Arts degree in Economics from University of California at San Diego.  He is a former president and current Treasurer of NAIOP - San Diego Chapter and was previously a member of the NAIOP Corporate (National) Board.  He also sits on the San Diego Charitable Real Estate Foundation’s Board of Directors.

Summary Compensation Table

The following table sets forth information concerning the compensation earned by the Company’s named executive officers for the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary	Stock Awards (1)	Nonequity Incentive Plan Compensation (2)	All Other Compensation (3)	Total

Jack K. Heilbron	2018	$333,900	$221,330	$50,000	$47,610	$652,840
Chairman of the Board, President and Chief Executive Officer	2017	$333,900	$137,600	$—	$97,755	$569,255

Larry G. Dubose	2018	$154,500	$121,038	$75,000	$25,578	$376,116
CEO, NetREIT Advisors, LLC; CEO, Dubose Advisors, LLC; CFO, NetREIT Dubose Model Home REIT, Inc.; and Director	2017	$150,000	$75,250	$78,750	$49,712	$353,712

Adam Sragovicz	2018	$195,700	$—	$37,500	$4,069	$237,269
Chief Financial Officer (4)	2017	$105,916	$43,000	$11,350	$843	$161,009

Gary M. Katz	2018	$238,540	$131,413	$40,000	$13,242	$423,195
SVP, Asset Management (5)	2017	$231,592	$81,700	$41,250	$23,863	$378,405

(1)

The amounts shown represent the aggregate grant date fair value of awards granted during each fiscal year shown, computed in accordance with FASB ASC Topic 718.  This does not represent the compensation expense recognized for the fiscal years shown for financial statement reporting purposes.  For a discussion of the valuation assumptions used to determine the grant date fair values for awards granted in 2018 and 2017, see Note 11 to the Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2018.

(2)	Bonuses shown for 2017 were earned based on 2017 performance and paid in March of 2018. Bonuses shown for 2018 were earned based on 2018 performance and paid in January of 2019.

(3)	The following table sets forth the components of All Other Compensation included above (and excludes unlimited paid time off, which is only available to executives of the Company):

Name	Year	Distributions Paid on Restricted Stock	Matching Contributions to 401(k) Plan	Group Term Life Insurance Payments	Auto Allowance	Country Club	Total of Other Compensation
Jack K. Heilbron	2018	$4,641	$11,000	$16,780	$5,957	$9,232	$47,610
	2017	$59,520	$10,800	$16,612	$2,467	$8,356	$97,755
Larry G. Dubose	2018	$2,248	$10,606	$724	$12,000	$—	$25,578
	2017	$25,407	$11,693	$612	$12,000	$—	$49,712
Adam Sragovicz	2018	$100	$3,189	$780	$—	$—	$4,069
	2017	$375	$—	$468	$—	$—	$843
Gary M. Katz	2018	$1,462	$11,000	$780	$—	$—	$13,242
	2017	$11,838	$10,800	$1,225	$—	$—	$23,863

(4)	Mr. Sragovicz was appointed the Company’s principal financial officer and CFO in January 2018.

(5)	Mr. Katz was designated a Section 16 officer in September 2018.

Employment Agreements

On October 18, 2017, we entered into a new employment agreement with Mr. Heilbron, which superseded his prior employment agreement.

Pursuant to his employment agreement, Mr. Heilbron’s annual base salary is $333,900, subject to increase in the discretion of the Board or the Compensation Committee. Mr. Heilbron is also eligible to earn an annual bonus pursuant to our bonus plan for senior executives based on the achievement of targets and other objectives established by the Board or the Compensation Committee for each fiscal year. The employment agreement provides that Mr. Heilbron’s target annual bonus is up to 100% of his base salary. Mr. Heilbron is eligible to participate in all other incentive plans, welfare benefit plans, and all savings and retirement plans, practices, policies and programs, in each case, that are generally applicable to our senior executives. We will also provide to Mr. Heilbron: (a) a supplemental life insurance policy on Mr. Heilbron’s life on terms and conditions agreed to between us and Mr. Heilbron, (b) use of an automobile at our expense, selected by agreement with Mr. Heilbron, and (c) club dues for membership at a country club of Mr. Heilbron’s choosing.

Mr. Heilbron’s employment agreement also provides that if his employment is terminated by us without “cause” or by Mr. Heilbron for “good reason” (each as defined in the employment agreement), then, subject to his execution and non-revocation of a release of claims, he will be entitled to receive the following payments and benefits:

☐

a lump-sum cash payment in an amount equal to the average of the annual bonuses received by Mr. Heilbron during the immediately preceding two years, payable within 10 days following the release effective date;

☐

for up to 12 months following Mr. Heilbron’s termination of employment, healthcare benefits for Mr. Heilbron and his eligible dependents which are substantially the same and at the same cost as the benefits provided to our currently active employees; and

☐

100% of the outstanding and unvested stock options, restricted stock and other equity awards granted to Mr. Heilbron under our equity incentive plans (other than performance-based vesting awards) will become immediately vested and exercisable in full effective as of the date of termination.

The employment agreement contains confidentiality covenants by Mr. Heilbron which apply indefinitely and non-competition covenants by Mr. Heilbron which apply during the term of his employment. The foregoing severance provisions under Mr. Heilbron’s employment agreement are substantially the same as the severance benefits to which he was entitled under his previous employment agreement.

Effective April 19, 2017, the Company and Mr. Dubose agreed that his employment agreement would no longer be in effect. However, Mr. Dubose remains the Chief Executive Officer of NetREIT Advisors as an at-will employee. Prior to its termination, the employment agreement for Mr. Dubose provided that if, during the term of the agreement, Mr. Dubose was terminated by us without “cause” or he terminated his employment for “good reason,” he would be paid or provided with (1) the aggregate amount of (i) his earned but unpaid base salary through the date of termination, paid on the date of termination, and (ii) a cash payment equal to the average of the cash bonus payments received by him during the two years immediately preceding the termination date, payable no later than 30 days following such termination, (2) continued participation for him and his dependents in the Company’s health plans for up to 12 months after the termination date at the same cost to him as immediately prior to such termination, and (3) accelerated vesting of any outstanding and unvested equity awards (other than performance-based vesting awards) granted to him under the Company’s equity incentive plans. As a condition to receiving certain of the foregoing severance payments and benefits, Mr. Dubose would be required to execute and not revoke a release of claims in favor of the Company. The employment agreement also contained customary confidentiality and non-competition provisions.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding restricted stock awards held by our named executive officers as of our fiscal year end, December 31, 2018.

		Stock Awards
Name	Grant Date(1)	Number of Shares or Units that have not Vested (2)	Market Value of Shares or Units that have not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested

Jack K. Heilbron	1/02/2013	4,651	$18,651
	1/02/2014	5,814	$23,314
	1/02/2015	9,767	$39,166
	1/04/2016	11,395	$45,694
	1/03/2017	12,800	$51,328
	1/01/2018	23,162	$92,880

Larry G. Dubose	1/02/2013	3,488	$13,987
	1/02/2014	3,490	$13,995
	1/04/2016	6,104	$24,477
	1/03/2017	7,000	$28,070
	1/01/2018 (4)	9,383	$37,626

Adam Sragovicz	1/01/2017 (4)	1,666	$6,681

Gary M. Katz	1/03/2017 (4)	3,166	$12,696
	1/01/2018 (4)	10,187	$40,850

(1)

Unless otherwise specified or provided, represents an award of shares of restricted stock, of which 1/10th of the restricted stock award will vest on December 31 of the year in which the award is granted and an additional 1/10th of the restricted stock award will vest on each anniversary of such date thereafter, subject to the named executive officer’s continued employment.

(2)	Represents the number of unvested shares of restricted stock as of December 31, 2018.

(3)

Since there is no public trading in the Company’s stock, the market value has been calculated based on market comparable using $4.01 per share, multiplied by the number of outstanding restricted stock awards for each named executive officer.

(4)

Unless otherwise specified or provided, the restricted stock award will vest in equal installments over three years, starting on December 31st in the year granted, subject to the named executive officer’s continued employment.

Director Compensation

We compensate the directors with cash compensation and awards of restricted stock.  We do not have a written policy regarding director compensation. Our Compensation Committee meets at least annually to review, and determine and approve, as appropriate, director compensation for the next fiscal year, including cash and equity compensation, reimbursement for travel and related expenses, and similar matters. The Compensation Committee may also meet during the year, as appropriate, to discuss compensation matters such as grants of restricted stock to our directors in connection with their services as chairs of Board committees, and related matters.  If a director is also an employee of the Company, such director is not paid separate compensation for services rendered as a director.

Name (1)	Fees earned	Stock	All Other
	or Paid in	Awards	Compensation
	Cash (2)	(3)	(4)	Total
William H. Allen	$32,000	$—	$204	$32,204
David T. Bruen	$32,000	$—	$170	$32,170
Shirley Y. Bullard	$32,000	$—	$170	$32,170
Kenneth W. Elsberry	$32,000	$—	$1,806	$33,806
Sumner J. Rollings	$32,000	$—	$170	$32,170
Thomas E. Schwartz	$32,000	$—	$170	$32,170

(1)

Mr. Heilbron, our Chairman of the Board, President and Chief Executive Officer, and Mr. Dubose, CEO, NetREIT Advisors, LLC; CEO, Dubose Advisors, LLC; CFO, NetREIT Dubose Model Home REIT, Inc.; and Director, are not included in this table as they are employees and do not receive compensation for their services as a director.  Compensation paid for the services they provide to us are reflected in the Summary Compensation Table.

(2)

Each non-employee director received a cash stipend of $8,000 for each Board meeting attended in 2018.  Amounts do not include reasonable out-of-pocket expenses (i.e., airfare, hotel, car rental, etc.) incurred by directors for which we reimburse in connection with attendance at Board and committee meetings.

(3)

The amounts shown represent the aggregate grant date fair value of awards made during 2018, computed in accordance with FASB ASC Topic 718.  For a discussion of the valuation assumptions used to determine the fair value of these awards, see Note 11 to the Financial Statements for the year ended December 31, 2018 included in the Company’s Form 10-K. The restricted stock awards vest annually in equal installments over a three year period.  No stock awards were granted for the year ended December 31, 2018.

(4)	Amount represents distributions received from unvested restricted shares of the Company’s common stock held by each non-employee director in 2018.

As of December 31, 2018, our non-employee directors held the following shares of unvested restricted stock:

Name	Shares
William H. Allen	1,000
David T. Bruen	833
Shirley Y. Bullard	833
Kenneth W. Elsberry	24,499
Sumner J. Rollings	833
Thomas E. Schwartz	833

AUDIT COMMITTEE

General

The Audit Committee is comprised of William H. Allen, David T. Bruen and Sumner J. Rollings. Mr. Allen has been a member of and the Chair of the Audit Committee since February 2010.  The Board of Directors has determined that Mr. Allen qualifies as an “audit committee financial expert,” as defined by the SEC, and that each of the Audit Committee members is “financially literate” under the Nasdaq Rules.  All of the members of the Audit Committee are “independent” within the meaning of the Nasdaq Rules, our director independence standards, and the audit committee requirements of the SEC.

The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee also shares responsibility for performing risk assessment.  The Audit Committee is responsible for discussing with management the guidelines, policies and processes relied upon and used by management to assess and manage our exposure to risk.

The Audit Committee ensures that procedures have been established for the receipt, retention and treatment of complaints from our employees on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters or other potentially material risks.

The Audit Committee’s principal responsibilities include:

☐	Assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices;

☐	Reviewing and monitoring compliance with our code of ethics and conduct;

☐	The ultimate authority over the appointment, retention, compensation, oversight and evaluation of the work of our independent registered public accounting firm;

☐	Preparing the report that the SEC requires in our annual proxy statement; and

☐	The selection, approval and engagement of our independent registered public accounting firm, including approving any special assignments given to the independent accounting firm and reviewing:

☐	The independence of the independent registered public accounting firm;

☐	Any audit and non-audit services to be performed by the independent registered public accounting firm;

☐	Our guidelines and policies with respect to risk assessment and risk management; and

☐	Our compliance with legal and regulatory requirements.

In determining whether to reappoint the independent registered public accounting firm as our independent auditor, the Audit Committee takes into consideration a number of factors, including audit fees, the expertise of the lead audit partner with respect to real estate and, specifically REITs, the length of time the firm has been engaged by us, the quality of the Audit Committee’s ongoing discussions with its independent registered public accounting firm and an assessment of the professional qualifications, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports relating to our independent registered public accounting firm and past performance of the firm’s lead audit partner responsible for our audit. The Audit Committee has also been involved in the selection of the lead audit partner.

The Audit Committee met six times during 2018.  The Audit Committee responsibilities are more fully described in its charter, which is available on our website at www.PresidioPT.com.

AUDIT COMMITTEE REPORT

Management of the Company has the primary responsibility for the preparation of the financial statements as well as executing the financial reporting process, principles and internal controls.  The independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for assisting the Board of Directors in overseeing the conduct of these activities by the Company's management and the independent auditors.

The Audit Committee, with respect to the audit of the Company’s 2018 audited consolidated financial statements, reports as follows:

☐

The Audit Committee and the Company’s management met with Squar Milner LLP (our independent registered public accounting firm), in advance of the 2018 audit, to discuss the annual audit planning. The discussions include identifying critical audit areas, accounting and reporting controls and the overall audit approach.

☐	The Audit Committee has reviewed and discussed the audit of the financial statements, for the year ended December 31, 2018, with Squar Milner LLP and with the Company’s management.

☐

The Audit Committee has discussed with Squar Milner LLP the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from Squar Milner LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Squar Milner LLP their independence from the Company.  The Audit Committee has also considered whether Squar Milner LLP's other non-audit services to the Company are compatible with maintaining Squar Milner LLP's independence.

☐

Following discussions and a complete review of the financial statements, the Audit Committee approves and authorizes for filing, the financial report filings (Forms 10-K &10-Qs) prior to the Company’s management filing of these financial statements with the SEC. Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2018 be included in our Annual Report on Form 10-K for filing with the SEC.

During the year ended December 31, 2018, Squar Milner LLP served as our independent auditor and has continuously served in that capacity since 2009. The Audit Committee has the right, however, to select a new auditor at any time in the future in its discretion if it deems the change would be in our best interests. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

Submitted on April 10, 2019 by the members of the Audit Committee of the Board.

William H. Allen, Chair

David T. Bruen

Sumner J. Rollings

Audit Fees

The following table presents fees for professional services rendered by Squar Milner LLP for fiscal years 2018 and 2017:

	2018	2017
Audit fees[1]	$167,940	$155,500
Audit-related fees[2]	10,800	45,000
Tax fees	—	—
Total fees	$178,740	$200,500

[1]	Audit fees represent aggregate fees billed for professional services in connection with our annual audit of our consolidated financial statements and reviews of our quarterly reports on Form 10-Q.

[2]

Audit-related fees represent fees for assurance and related services reasonably related to the audit and/or review of financial statements, such as audits required in connection with property acquisitions, certain additional services associated with accessing the capital markets, including reviewing registration statements, the issuance and preparation of comfort letters and consents, and/or other accounting related services.

Pre-Approval Policies

The Audit Committee has adopted a policy that it generally must preapprove all audit and non-audit services to be performed by the Company’s independent registered public accounting firm before the firm is engaged to perform the services.  The Audit Committee reviews and approves these fees in advance taking into consideration the quality and timing of service and the competitiveness of the fees charged. The Audit Committee believes that audit independence has not been impaired as a result of the non-audit services provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 25, 2019, relating to the beneficial ownership of shares of our common stock by (1) each director and named executive officer named in the Summary Compensation Table, and (2) all executive officers and directors as a group. We are not aware of any persons who beneficially own more than 5% of our outstanding shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

	Number of Shares		% of Total
	of Series A		Outstanding
Name of Beneficial Owner	Common Stock		Shares (1)
William H. Allen	42,164	(2)	*
David T. Bruen	43,656	(3)	*
Shirley Y. Bullard	37,076	(4)	*
Larry G. Dubose	117,495	(5)	*
Kenneth W. Elsberry	109,961	(6)	*
Jack K. Heilbron	267,447	(7)	1.51%
Gary M. Katz	73,187	(8)	*
Sumner J. Rollings	68,429	(9)	*
Thomas E. Schwartz	57,145	(10)	*
Adam Sragovicz	73,376	(11)	*
All current directors and executive officers as a group (10 people)	889,930		5.03%

*	Less than 1%.

(1)

Assumes 17,709,883 shares of Series A Common Stock, par value $0.01 per share (“Series A Common Stock”), of the Company issued and outstanding as of March 25, 2019.  Beneficial ownership includes shares of unvested restricted stock that vest annually during the years ending December 2019 through December 31, 2028.

(2)

Includes an aggregate of 42,164 shares of Series A Common Stock, of which 8,500 shares are unvested restricted stock that vests equally on an annual basis over three years at December 31, 2019, 2020, and 2021, as applicable.

(3)

Includes an aggregate of 43,656 shares of Series A Common Stock, of which 7,083 shares are unvested restricted stock that vests equally on an annual basis over three years at December 31, 2019, 2020, and 2021, as applicable.

(4)

Includes an aggregate of 37,076 shares of Series A Common Stock, of which 7,083 shares are unvested restricted stock that vests equally on an annual basis over three years at December 31, 2019, 2020, and 2021, as applicable.

(5)

Includes an aggregate of 117,495 shares of Series A Common Stock, of which 43,539 shares are unvested restricted stock that vests as follows:  (i) 20,082 shares, of which 3,317 shares vest each of the following four years, 2,445 shares vest in the 6th year, 1,747 shares vest in each of the 7th and 8th year, and 875 shares vest in the 9th year, (ii) 9,383 shares vest equally over the following two years on December 31, 2019 and 2020, (iii) 14,074 shares vest equally on an annual basis over three years at December 31, 2019, 2020, and 2021.

(6)

Includes an aggregate of 109,961 shares of Series A Common Stock, of which 24,499 shares are unvested restricted stock that vests as follows: 5,603 shares on December 31, 2019, 4,070 shares for each of the following three years, 3,197 shares in the 6th year, 2,326 shares in the 7th year, and 1,163 shares in the 8th year.

(7)

Includes (i) an aggregate of 8,012 shares of Series A Common Stock held by Puppy Toes, Inc. and its subsidiaries, of which Mr. Heilbron is the controlling shareholder, (ii) 141,832 shares of Series A Common Stock held and/or controlled by Mr. Heilbron, (iii) 20,013 shares of Series A Common Stock held by Mr. Heilbron’s spouse and (iv) 97,590 shares of Series A Common Stock which are unvested restricted stock that vests as follows: (a) 7,181 shares evenly for each of the next four years, 6,020 shares in the 6th year, 4,857 shares in the 7th year, 3,228 shares in the 8th year and 1,600 shares in the 9th year, (b) 23,161 shares vest equally on an annual basis over the following nine years, and (c) 30,000 shares vest equally on an annual basis over three years at December 31, 2019, 2020, and 2021.

(8)

Includes an aggregate of 73,187 shares of Series A Common Stock, of which 28,634 shares are unvested restricted stock that vests equally on an annual basis over three years at December 31, 2019, 2020, and 2021, as applicable.

(9)

Includes an aggregate of 68,429 shares of Series A Common Stock, of which 7,083 shares are unvested restricted stock that vests equally on an annual basis over three years at December 31, 2019, 2020, and 2021, as applicable.

(10)

Includes an aggregate of 57,145 shares of Series A Common Stock, of which 7,083 shares are unvested restricted stock that vests equally on an annual basis over three years at December 31, 2019, 2020, and 2021, as applicable.

(11)

Includes an aggregate of 73,376 shares of Series A Common Stock, of which 69,989 shares are unvested restricted stock that vests equally on an annual basis over three years at December 31, 2019, 2020, and 2021, as applicable.

Related Party Transactions

Since January 1, 2018, there have been no transactions in which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Our Audit Committee reviews and approves all related party transactions that management has determined are required to be disclosed in the audited financial statements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC rules require the Company’s officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Insiders”), to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Insiders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file to comply with their reporting obligations.

We have reviewed copies of reports provided to us, as well as written representations from certain reporting persons for the fiscal year ended December 31, 2018. Based solely on our review, we concluded that all reports were timely filed, except for the following, due to administrative oversight:

Jack K. Heilbron and Larry Dubose each filed a Form 4 on April 10, 2019 to report the issuance of a restricted stock award on January 1, 2018.  Gary M. Katz filed a Form 3 on January 10, 2019 to report, among other disclosures, (i) effective September 5, 2018, his designation as an officer subject to Section 16(a) reporting obligations, as Senior Vice President, Asset Management, and (ii) the issuance of a restricted stock grant on January 1, 2019.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors currently anticipates that it will engage Squar Milner LLP as our independent auditor to audit our financial statements for the year ending December 31, 2019, subject to agreeing on fee estimates for the audit work.  A representative of Squar Milner LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from our stockholders.

Although it is not required to do so, our Board is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment.

In the event stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends a vote FOR ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2019.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), entitles our stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Compensation Narrative,” we seek to closely align the interests of our named executive officers with the interests of our stockholders.  Our compensation programs are designed to reward the achievement of specific annual, long-term and strategic goals by the Company and to align such executive officers’ interests with those of our stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value.

We encourage you to carefully review the section of this Proxy Statement titled “Compensation Narrative” for additional details on our executive officer compensation program as well as the reasons and processes for how our Compensation Committee determined the structure and amounts of the 2018 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as set forth in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation.  Accordingly, we ask that our stockholders vote “FOR” the following resolution.

“RESOLVED, that the stockholders of Presidio Property Trust, Inc. (“Presidio”) approve, on an advisory basis, the compensation of Presidio’s named executive officers, as disclosed in Presidio’s Proxy Statement for the 2019 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the related compensation tables and disclosures.”

The vote on this resolution is not intended to address any specific element of compensation, but rather the vote relates to the compensation of our named executive officers, as described in this Proxy Statement.  Pursuant to the Dodd-Frank Act, the vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or our Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

As required by Section 14A(a)(1) of the Exchange Act, our stockholders may indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking a non-binding, advisory determination from our stockholders as to the frequency with which our stockholders have an opportunity to provide an advisory approval of the compensation of our named executive officers. Stockholders may vote for a frequency of one, two or three years, or abstain.  We recommend that our stockholders select a frequency of three years or a vote every three years. We believe that this frequency is appropriate because it will enable our stockholders to vote, on a regular basis, on the executive compensation information presented in our Proxy Statement. An advisory vote on executive compensation is consistent with our policy of enabling our stockholders to stay informed and involved with corporate governance matters and our executive compensation philosophy, policies and practices.  Based on the factors discussed, the Board recommends that future votes on executive compensation occur every three years until the next advisory frequency proposal. Stockholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: every year, every two years or every three years, or to abstain from voting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board of Directors unanimously recommends that stockholders vote for future advisory votes on executive compensation for a frequency of "EVERY THREE YEARS."

OTHER BUSINESS

Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and at the time of preparation of this Proxy Statement knows of no other business to be presented.  If any other matters are properly brought before the meeting or at any postponement or adjournment thereof, the appointed proxies will vote all proxies on such matters in accordance with their discretion.

Other Information Regarding the Company’s Proxy Solicitation

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

In accordance with Rule 14a-8 under the Exchange Act, to be considered for inclusion in the proxy statement relating to the Company’s 2019 Annual Meeting, stockholder proposals must have been received no later than December 14, 2018.  Our Secretary has not received any valid notice of any such matter to be presented by a stockholder at our Annual Meeting.

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”) much be received by our Company by December 12, 2019.  Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. To be considered for presentation at the 2020 Annual Meeting, although not included in the Company’s proxy statement, proposals, under our current Bylaws, must generally be received no earlier than November 12, 2019 and no later than 5:00 p.m., Pacific Time on December 12, 2019 and must be submitted in accordance with the requirements of our current Bylaws.  Proposals that are not received in a timely manner will not be voted on at the 2020 Annual Meeting.  If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.  All stockholder proposals should be marked for the attention of the Secretary of the Company at 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123.

ANNUAL REPORT ON FORM 10-K

Company stockholders will receive in the mail or be able to view the Proxy Statement and Annual Report over the Internet at www.proxyvote.com by following the instructions provided in your Notice of Availability of Proxy Materials or by going to the website www.proxydocs.com/PresidioPT and following the instructions.  The Annual Report contains important information about the Company and its financial condition that is not included in the Proxy Statement.  If you prefer a paper copy of the proxy materials, you may request one by calling 1-866-249-5360.

BY ORDER OF THE BOARD OF DIRECTORS,

Ann T. Nguyen
General Counsel and Secretary

San Diego, California
April 10, 2019

ANNUAL MEETING OF PRESIDIO PROPERTY TRUST, INC. Date: May 23, 2019 Time: 8:30 A.M., Pacific Time Place: 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123 Please make your marks like this: use dark black pencil or pen only The Board of Directors Recommends a Vote FOR proposals 1, 2 and 3. 1: Election of Directors For Withhold Directors Recommend 01 William H. Allen For 02 David T.   Bruen For 03 Shirley Y. Bullard For 04 Larry G. Dubose For 05 Kenneth W. Elsberry For 06 Jack K. Heilbron For 07 Sumner J. Rollings For 08 Thomas E. Schwartz For 2: Ratification of the appointment of Squar Milner LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019. For Against Abstain For 3: Non-binding, advisory vote to approve the compensation of our named executive officers. For Against Abstain For The Board of Directors recommends a vote of 3 YEARS for the following proposal: 4: Non-binding, advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. 1 YEAR 2YEARS 3YEARS ABSTAIN Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name at corporation and tittle or authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of Presidio Property Trust, Inc. to be held on Thursday, May 23, 2019 for Holders as of March 25, 2019 This proxy is being solicited on behalf of the Board of Directors INTERNET VOTE BY: TELEPHONE 866-249-5360 Go To www.proxypush.com/PRESIDIOPT • Cast your vote online. • View Investor Materials and Voting. OR • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Jack K. Heilbron and Ann T. Nguyen, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Presidio Property Trust, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND FOR 3 YEARS ON PROPOSAL 4. PROXY TABULATOR FOR PRESIDIO PROPERTY TRUST, INC. P.O. BOX 8016 CARY, NC 27512-9903

Proxy — Presidio Property Trust, Inc.Annual Meeting of Stockholders May 23, 2019 at 8:30 a.m., Pacific Time This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Jack K. Heilbron and Ann T. Nguyen (the “Named Proxies”) and each or either of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Presidio Property Trust, Inc., a Maryland corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office at 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92123, on Thursday, May 23, 2019 at 8:30 a.m., Pacific Time, and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following items of business: 1. Proposal 1; 2. Proposal 2; 3. Proposal 3; 4. Proposal 4; and 5. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. The 8 directors nominated for re-election are: William H. Allen, David T. Bruen, Shirley Y. Bullard, Larry G. Dubose, Kenneth W. Elsberry, Jack K. Heilbron, Sumner J. Rollings, and Thomas E. Schwartz. The Board of Directors of the Company recommends a vote “FOR” all nominees for director, “FOR” proposals 2 and 3, and for 3 years on proposal 4. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director, “FOR” proposals 2 and 3, and for 3 years on proposal 4. In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card. Please separate carefully at the perforation and return just this portion in the envelope provided. To attend the meeting and vote your shares in person, please mark this box.